Exhibit 99.1

TopBuild to Release First Quarter 2020 Results on May 5

Provides Business Update

DAYTONA BEACH, April 14, 2020 — TopBuild Corp. (NYSE:BLD),  the leading installer and distributor of insulation and building material products in the United States, will release its first quarter 2020 results prior to 7:00 a.m. on Tuesday, May 5.  The Company will host a conference call at 9:00 a.m. Eastern time that same day to review its financial results.

Live Call: US/Canada callers dial (888)  225-2706

A live, listen-only webcast can be accessed through the Company’s Web site at www.topbuild.com under the “Investor Relations” section.  A replay of the call will also be available on the Company’s web site.

Business/COVID-19 Update:

•	As always, the Company is prioritizing the health and well-being of its employees, their families and its business partners:
o	Our already extensive procedures for cleaning and sanitizing our facilities and vehicles have been further enhanced.
o	Our installers and drivers are practicing social distancing on job sites.
o	A work from home order for employees at certain of our operating facilities, including the Daytona Beach Branch Support Center, was implemented.
•

The Company is monitoring, on a daily basis, where we are permitted to safely continue to install and distribute material.  To date, with the exception of a few states, residential and commercial construction has been deemed an essential service.  In those locations, the Company’s crews continue to operate.

•

From a liquidity standpoint, the Company had approximately $187 million of cash on hand at the end of the first quarter and currently has approximately $389 million available under its $450 million revolving credit facility, which excludes approximately $61 million of letters of credit.

Jerry Volas, Chief Executive Officer, stated, “These are unprecedented times and our leadership team is responding proactively to minimize the impact on the Company’s operations. Looking ahead, we firmly believe our uniquely diversified operating model and cycle-tested management team will enable the Company to successfully weather this storm.”

The Company noted that given the uncertainty surrounding the COVID-19 pandemic, it is unable to assess fully the economic impact of this crisis and is therefore withdrawing its 2020 Revenue and Adjusted EBITDA guidance.  The company will provide an update on its first quarter earnings call scheduled for May 5th.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act.  These forward-looking statements may address, among other things, our expected financial and operational results, the related assumptions underlying our expected results, and the quotations of management.  These forward-looking statements are distinguished by use of words such as “will,” “would,” “anticipate,” “expect,” “believe,” “designed,” “plan,” or “intend,” the negative of these terms, and similar references to future periods.  These views involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements.  Our forward-looking statements contained herein speak only as of the date of this press release.  Factors or events that we cannot predict, including uncertainty around Covid-19 and the effects of government and other measures seeking to contain its spread, risks related to an economic downturn or recession in the United States and in other countries around the world, changes in political, business, and economic conditions and other factors described in the risk factors contained in our filings with the Securities and Exchange Commission, may cause our actual results to differ from those expressed in forward-looking statements.  Although TopBuild believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be achieved and it undertakes no obligation to update publicly any forward-looking statements as a result of new information, future events, or otherwise, except as required by applicable law.

About TopBuild

TopBuild Corp., a Fortune 1000 Company headquartered in Daytona Beach, Florida, is a leading installer and distributor of insulation and building material products to the U.S. construction industry. We provide insulation and building material services nationwide through TruTeam®, which has close to 200 branches, and through Service Partners® which distributes insulation and building material products from over 75 branches.  We leverage our national footprint to gain economies of scale while capitalizing on our local market presence to forge strong relationships with our customers.  To learn more about TopBuild please visit our website at www.topbuild.com

Investor Relations and Media Contact

Tabitha Zane

tabitha.zane@topbuild.com

386-763-8801

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